As filed with the Securities and Exchange Commission on May 19, 2005

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ELECTRONICS FOR IMAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3086355
(State of Incorporation)	(I.R.S. Employer Identification No.)

303 Velocity Way
Foster City, California 94404-4803
(Address of principal executive offices)

ELECTRONICS FOR IMAGING, INC.
AMENDED 2000 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Joseph Cutts
Chief Financial Officer
Electronics For Imaging, Inc.
303 Velocity Way
Foster City, California 94404-4803
(650) 357-3500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities		Proposed Maximum	Proposed Maximum
to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Share	Price	Registration Fee

Common Stock, par value $0.01 per share	269,139(1) shares	$15.14 (2)	$4,074,764 (2)	$480

(1) Represents shares reserved for issuance under the Registrant’s Amended 2000 Employee Stock Purchase Plan.

(2) Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 13, 2005 and multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Amended 2000 Employee Stock Purchase Plan.

Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
Exhibit Index
EXHIBIT 5.1
EXHIBIT 23.1

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

     This Registration Statement is filed by the Registrant to register 269,139 additional shares reserved for issuance under its Amended 2000 Employee Stock Purchase Plan. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission: File Nos. 333-113629, 333-106422 and 333-40930.

Item 8. Exhibits

Exhibit
Number	Exhibit
4.1	2000 Employee Stock Purchase Plan as amended (1)

5.1*	Opinion and consent of James Etheridge, General Counsel of the Registrant.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of James Etheridge, General Counsel of the Registrant (included in Exhibit 5.1 to this registration statement).

24*	Power of Attorney (included in this Registration Statement under “Signatures”).

*	Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 on June 24, 2003 (Commission File No. 333-106422) and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on May 19, 2005.

ELECTRONICS FOR IMAGING, INC.
By:	/s/ Joseph Cutts
	Name:	Joseph Cutts
	Title:	Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Guy Gecht and Joseph Cutts and each or any one of them, acting individually and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Guy Gecht Guy Gecht	Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2005
/s/ Joseph Cutts Joseph Cutts	Chief Financial Officer, Chief Operating Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	May 19, 2005
/s/ James S. Greene James S. Greene	Director	May 19, 2005

Signature	Title	Date
/s/ Dan Maydan Dan Maydan	Director	May 19, 2005
/s/ Fred Rosenzweig Fred Rosenzweig	Director	May 19, 2005
/s/ Thomas I. Unterberg Thomas I. Unterberg	Director	May 19, 2005
/s/ David Peterschmidt David Peterschmidt	Director	May 19, 2005
/s/ Gill Cogan Gill Cogan	Director	May 19, 2005
/s/ Jean-Louis Gassée Jean-Louis Gassée	Director	May 19, 2005
/s/ Christopher B. Paisley Christopher B. Paisley	Director	May 19, 2005

Exhibit Index

Exhibit
Number	Exhibit
4.1	2000 Employee Stock Purchase Plan as amended (1)

5.1*	Opinion and consent of James Etheridge, General Counsel of the Registrant.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of James Etheridge, General Counsel of the Registrant (included in Exhibit 5.1 to this registration statement).

24*	Power of Attorney (included in this Registration Statement under “Signatures”).

*	Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 on June 24, 2003 (Commission File No. 333-106422) and incorporated herein by reference.